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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-52344, 333-55326, 333-91288, and 333-110525)
and Form S-3 (No. 333-110530) of Genaissance Pharmaceuticals, Inc. of our report dated February 12, 2004, relating to the financial statements of Genaissance Pharmaceuticals, Inc., which appear in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data".

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
March 29, 2004